News Release
For further information:     Sheila Davis, PR/IR Manager - 641-585-6803

WINNEBAGO INDUSTRIES FIRST QUARTER OF FISCAL 2014 FINANCIAL RESULTS ANNOUNCEMENT TO BE MADE ON DECEMBER 19, 2013
-- Conference Call Scheduled for 9:00 a.m. CT --

FOREST CITY, IOWA, December 10, 2013 - Winnebago Industries, Inc. (NYSE: WGO), a leading United States (U.S.) recreation vehicle manufacturer, will issue an advisory release and host a conference call on Thursday, December 19, 2013. Winnebago Industries plans to issue an advisory release before the market opens on December 19, 2013 notifying the public that a complete and full-text press release discussing the financial results for the Company's first quarter of Fiscal 2014 ended November 30, 2013 will be available no earlier than 6:00 a.m. Central Time (CT) in the “Investor Relations” section of the Company's website at: www.winnebagoind.com/investor.html.

The Company will also host a conference call on December 19, 2013 at 9 a.m. Central Time (CT) to discuss the financial results for its first quarter of Fiscal 2014. Winnebago Industries' conference call may be heard live via the Company's website, http://www.winnebagoind.com/investor.html. The event will be archived and available for replay for the next 90 days. To access the replay, click on http://www.winnebagoind.com/investor.html.

Minimum requirements to listen to the webcast: either Windows Media Player or RealPlayer and at least a 28.8 Kbps connection to the Internet. The Windows Media Player software is downloadable free at: http://windows.microsoft.com/en-us/windows/windows-media-player, and the RealPlayer software is downloadable free at: www.real.com/products/player/index.html.

About Winnebago Industries
Winnebago Industries, Inc., "The Most Recognized Name In Motorhomes®", is a leading U.S. manufacturer of recreation vehicles, which are used primarily in leisure travel and outdoor recreation activities. The Company and its subsidiary build quality motorhomes, travel trailers, fifth wheel products and transit buses under the Winnebago, Itasca, Winnebago Touring Coach, SunnyBrook and Metro brand names. Winnebago Industries has received the Quality Circle Award from the Recreation Vehicle Dealers Association every year since 1996. The Company's common stock is listed on the New York and Chicago Stock Exchanges and traded under the symbol WGO. Options for the Company's common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit, http://www.winnebagoind.com/investor.html.

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